Exhibit 10.1

ICU MEDICAL, INC.

2008 PERFORMANCE-BASED INCENTIVE PLAN

1.             Purpose of this Plan

The purpose of this ICU Medical, Inc. 2008 Performance-Based Incentive Plan is to enhance stockholder value of by providing economic incentives designed to motivate, retain, and attract Executives to the Company.

2.             Definitions and Rules of Interpretation

2.1           Definitions.  This Plan uses the following defined terms:

(a)           “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the establishment or grant of Bonus Awards.

(b)           “Approval Date” means the date on which this Plan is approved by the Company’s stockholders.

(c)           “Board” means the board of directors of the Company.

(d)           “Bonus Award” means a cash payment under this Plan to a Participant to be paid upon the achievement of Performance Targets applicable to such Bonus Award.

(e)           “Code” means the Internal Revenue Code of 1986.

(f)            “Committee” means the Compensation Committee of the Board.

(g)           “Company” means ICU Medical, Inc., a Delaware corporation.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Executive” means an individual who is a “covered employee” under Section 162(m) of the Code because of the individual’s relationship with the Company or a Subsidiary, and any other key employee of the Company or a Subsidiary the Committee may designate for participation.

(j)            “Participant” means any Executive selected by the Committee for whom a Bonus Award is established.

(k)           “Performance Targets” means targets established by the Committee for performance of the Company based on one or more of the following criteria:  (i) sales or net sales; (ii) gross profit or margin; (iii) expenses, including cost of goods sold, operating expenses, marketing and administrative expense, research and development, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (iv) operating earnings, operating profit margins, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or shareholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or shareholder return; (ix) economic value created or added; (x) days’ sales outstanding; (xi) inventory turns; (xii) revenue per employee; (xiii) EBITDA; and (xiv) implementation or completion of critical projects involving acquisitions, divestitures, process improvements, product or production quality, attainment of other strategic objectives relating to market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals.  In each case, performance may be measured (A) on an aggregate or net basis; (B) before or after tax or cumulative effect of accounting changes;

(C) relative to other approved measures, on an aggregate or percentage basis, over time, or as compared to performance by other companies or groups of other companies; or (D) by product, product line, business unit or segment, or geographic unit.  The Performance Targets may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made.

(l)            “Plan” means this ICU Medical, Inc. 2008 Performance-Based Incentive Plan.

(m)          “Subsidiary” means, as to any person, an entity, such as a corporation, partnership, firm, limited liability company, association, business organization, enterprise or other entity, in which such person holds directly or indirectly (through one or more other Subsidiaries) securities or other interests conferring the power to elect a majority of the board of directors or similar governing body, or otherwise conferring the power to direct the business and policies of such entity.

(n)           “Termination” means that the Participant has ceased to be, with or without any cause or reason, an employee of the Company or a Subsidiary.  However, unless so determined by the Committee or otherwise provided in this Plan, “Termination” shall not include a change in employment from employment by the Company to employment by a Subsidiary or vice versa, or from employment by a Subsidiary to employment by another Subsidiary.  An event that causes a Subsidiary to cease being a Subsidiary shall be treated as the “Termination” of that Subsidiary’s employees.

2.2           Rules of Interpretation.  Any reference to a “Section,” without more, is to a Section of this Plan.  Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan.  Except when otherwise indicated by the context, the singular includes the plural and vice versa.  Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute.  Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.             Administration

3.1           General

(a)           This Plan will be administered by the Committee.

(b)           The Committee shall consist of at least two members of the Board who are “outside directors” as defined in Section 162(m) of the Code.

3.2           Authority of the Committee.  Subject to the other provisions of this Plan, the Committee shall have the authority:

(a)           to select the Participants to receive Bonus Awards;

(b)           to establish Bonus Awards including, subject to the limitations of this Plan, the amount of such Bonus Awards;

(c)           to determine the Performance Targets for each Bonus Award;

(d)           to determine whether Performance Targets established for a Bonus Award have been achieved, the level of Performance Targets achieved and the amount of the Bonus Award payable, if any;

(e)           to authorize payment of the amount of a Bonus Award that the Committee has determined to be payable;

(f)            to not authorize payment or reduce, but not increase, the amount payable pursuant to a Bonus Award based on subjective or qualitative measures;

(g)           to interpret this Plan and any agreement or document related to this Plan;

(h)           to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any agreement or any other document related to this Plan;

(i)            to adopt, amend, and revoke rules and regulations under this Plan; and

(j)            to make all other determinations the Committee deems necessary or advisable for the administration of this Plan.

3.3           Scope of Discretion.  On all matters for which this Plan confers the authority, right or power on the Committee to make decisions, the Committee may make those decisions in its sole and absolute discretion.  Those decisions will be final, binding and conclusive.

3.4           Information to be Furnished to the Committee.  The Company shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company as to an individual’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of this Plan.

3.5           Liability and Indemnification of the Committee.  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or a Subsidiary.  The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under this Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

4.             Operation of this Plan

4.1           Performance-Based Compensation.  Bonus Awards made under this Plan are intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and shall be conditioned on the achievement of one or more Performance Targets as determined by the Committee.

4.2           Establishment of Bonus Awards; Limitation.  For any performance period determined by the Committee it may select the Participant or Participants for whom Bonus Awards may be established, determine the amount of the Bonus Awards and the portions of the Bonus Awards that will be payable upon achievement of various levels of the applicable Performance Targets.  The maximum amount payable pursuant to Bonus Awards to any Participant with respect to any twelve month performance period shall be $2,000,000 (pro rated for performance periods that are greater or lesser than twelve months).

4.3           Establishment of Performance Targets.  For each performance period for which a Bonus Award is established, the Committee shall establish the Performance Targets applicable to such Bonus Award in writing not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the Performance Targets is substantially uncertain.  The Performance Targets established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code).

4.4           Determination of Achievement of Performance Targets.  Within 75 days of the end of each performance period, the Committee shall: (a) assess the extent to which the Company has achieved the Performance Targets for such performance period based, as applicable, on the Company’s publicly reported results; (b) determine each Participant’s Bonus Award based upon the terms described in Section 4.2; and (c) authorize payment of the amount of the Bonus Award so determined.  Where applicable, achievement of the Performance Targets shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, to the extent such exclusion is consistent with IRC Section 162(m), the impact of acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual, special, or non-recurring events and the cumulative effects of tax or accounting principles as identified in financial results filed with or furnished to the Securities and Exchange Commission.  A Participant may not receive a payment of a Bonus Award until the Committee has determined that the applicable Performance Targets have been achieved.

4.5           Withholding.  All Bonus Awards and other payments under this Plan are subject to withholding of all applicable federal, state and local taxes.

4.6           Termination.  If the Termination of a Participant for whom a Bonus Award has been established under Section 4.2 occurs before the last day of the performance period applicable to the Bonus Award, such Bonus Award shall not be paid regardless of whether the Performance Targets have been achieved.

5.             Amendment or Termination of this Plan or Bonus Awards

5.1           Amendment and Termination.  The Board may at any time amend, suspend or terminate this Plan.

5.2           Stockholder Approval.  The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law, including Section 162(m) of the Code.  The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

5.3           Effect.  No amendment, suspension or termination of this Plan, and no modification of any Bonus Award even in the absence of an amendment, suspension or termination of this Plan, shall impair any existing contractual rights of any Particpant unless the affected Participant consents to the amendment, suspension, termination or modification.  No such consent shall be required, however, if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination or modification is required or advisable for this Plan or the Bonus Award to satisfy the requirements to constitute performance-based compensation under Section 162(m) of the Code.  Termination of this Plan shall not affect the Committee’s ability to exercise the powers granted to it under this Plan with respect to Bonus Awards granted before the termination even though such Bonus Awards would be paid after the termination.

6.             Reserved Rights

6.1           Nonexclusivity of this Plan.  This Plan shall not limit the power of the Company or any Subsidiary to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock or other equity-based rights under other plans or independently of any plan.

6.2           Unfunded Plan.  This Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience.  The Company shall not be required to segregate any assets on account of this Plan or the establishment of Bonus Awards.  The Company and the Administrator shall not be deemed to be a trustee of cash to be awarded under this Plan.  No obligations of the Company to any Participant under this Plan shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company.  The Company shall not be required to give any security or bond for the performance of any such obligations.

6.3           No Employment Agreement.  This Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any person the right to be retained in the employ or service of the Company or a Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

7.             Transferability and Beneficiaries

7.1           Bonus Awards not Transferable.  Bonus Awards under this Plan are not transferable except: (a) as designated by the Participant by will or by the laws of descent and distribution; (b) as provided in Section 7.2; or (c), to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder).

7.2           Beneficiaries.  A Participant may file a written designation of one or more beneficiaries who are to receive the Participant’s rights under the Participant’s Bonus Award after the Participant’s death, to the extent that such Bonus Award is otherwise payable in accordance with the terms of this Plan after the Participant’s death.  A Participant may change such a designation at any time by written notice.

8.             Miscellaneous

8.1           Effective Date and Approval Date.  This Plan will be effective as of the date it is adopted by the Board; provided, however, that Bonus Awards established or granted under this Plan before the Approval Date will be contingent on approval of this Plan by the Company’s stockholders.

8.2           Governing Law.  This Plan, the Bonus Awards and any other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Bonus Awards, shall be governed by the substantive laws, but not the choice of law rules, of the State of California.

Originally adopted by the Board on: March 11, 2008

Approved by the stockholders on: May 16, 2008

Effective date of this Plan:  March 11, 2008

Amended by the Board on: March 29, 2011